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                      Consent of Independent Accountants



We hereby consent to the use in the Statement of Additional Information which is incorporated by reference in this Post-Effective Amendment No. 19 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 11, 1995, relating to the June 30, 1995 financial statements and financial highlights of the Treasury Securities, Government Securities, Prime Obligation, Institutional Cash and the Money Market Portfolios of SEI Liquid Asset Trust, which appears in each Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which are incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Experts" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Prospectuses.




PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
October 26, 1995